UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 21, 2006
CARDIOGENESIS CORPORATION
(Exact name of registrant as specified in its charter)

California	000-28288	77-0223740

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
26632 Towne Centre Drive, Suite 320
Foothill Ranch, CA 92610
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (714) 649-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
SIGNATURE

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
     On April 21, 2006, the OTC Bulletin Board added an “E” to the end of the ticker symbol for Cardiogenesis Corporation (the “Company”). Although the Company has received no written notice from the OTC Bulletin Board regarding any suspension of trading or delisting, an “E” is automatically added to the ticker symbol of any company that has failed to make its required periodic reports with the SEC.
     As previously announced, the Company has been unable to file its 10-K for the year ended December 31, 2005 because it is working to resolve an issue raised in a comment letter from the Division of Corporate Finance of the SEC. By letter dated June 14, 2005 and subsequent correspondence between the Company and the SEC, the SEC has inquired as to the Company’s accounting policies relating to revenue recognition for its loaned laser program and, in particular, whether lease accounting should apply to such program. In the Company’s view, the main issue is the treatment of the premiums charged on the handpieces sold under the loaned laser program. The total premiums associated with the loaned laser program represent between 5% and 8% of annual revenues for each of the years ended December 31, 2004, 2003, and 2002. The Company is diligently working to resolve outstanding issues and file any delinquent periodic reports with the SEC in a timely fashion, but due to the complexity surrounding the issues, the Company is unable to predict the timing of the resolution of any outstanding issues arising out of the SEC’s comment letter.
     Pursuant to the rules of the OTC Bulletin Board, the Company has a thirty day grace period following the date that the symbol change appears on the OTC Bulletin Board Daily Listing (April 19, 2006) to correct any delinquency. Accordingly, unless the Company files its Form 10-K for fiscal 2005 on or prior to May 19, 2006 or is able to successfully appeal or stay any proposed delisting, the Company’s common stock will be subject to delisting from the OTC Bulletin Board beginning May 22, 2006. There can be no assurance that the Company will be able to resolve the issue with the SEC in time to file its annual report on Form 10-K by May 19, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIOGENESIS CORPORATION (Registrant)
Date: April 27, 2006	By:	/s/ Michael J. Quinn
Michael J. Quinn,
Chairman, Chief Executive Officer and President